Exhibit Number 99.1

FIDIA ADVANCED BIOPOLYMERS S.R.L. FINANCIAL

STATEMENTS

DECEMBER 31, 2008 AND 2007

(WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THEREON)

Report of Independent Registered Public Accounting Firm

The Board of Directors

Fidia Advanced Biopolymers S.r.l.:

We have audited the accompanying balance sheets of Fidia Advanced Biopolymers S.r.l. (the Company) as of December 31, 2008 and 2007, and the related statements of operations and statements of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in Italy.

Accounting principles generally accepted in Italy vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effects of such differences is presented in note 21 to the financial statements.

Padua, Italy
March 13, 2010

BALANCE SHEETS AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

Amounts in Thousands of Euros	2008	2007
ASSETS
CURRENT ASSETS:
Cash (note 3)	1,768	2,407
Accounts receivable, less allowance of €174 in 2008 and €241 in 2007 for doubtful accounts (note 4)	4,998	6,363
Accounts receivable, parent company (note 4)	2,333	1,295
Inventories (note 5)	837	1,303
Other current assets (note 6)	2,745	3,069
Deferred tax assets	52	73
TOTAL CURRENT ASSETS	12,733	14,510

Property, plant and equipment, net (note 7)	264	270
Intangible fixed assets, net (note 8)	2,147	2,342
Other assets	34	31
TOTAL ASSETS	15,178	17,153

LIABILITIES AND QUOTAHOLDERS' EQUITY
CURRENT LIABILITIES:
Quotaholder loan (note 9)	3,506	-
Unsecured loan payable (note 9)	-	3,500
Accounts payable (note 10)	2,066	1,991
Accounts payable, parent company (note 10)	7,458	9,527
Current portion of tax payable	68	100
Other accrued liabilities (note 11)	506	559
TOTAL CURRENT LIABILITIES	13,604	15,677

Other liabilities (note 12 and 13)	551	772
TOTAL LIABILITIES	14,155	16,449

QUOTAHODERS' EQUITY:
Quota capital (note 14)	1,849	1,849
Reserves, retained earnings (deficit) and profit (loss) for the year (note 14)	(826)	(1,145)
TOTAL QUOTAHOLDERS' EQUITY	1,023	704
TOTAL LIABILITIES AND QUOTAHOLDERS' EQUITY	15,178	17,153

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

Amounts in Thousands of Euros	2008	2007

Product Revenue (note 17)	7,465	8,014
Licensing, milestone and contract revenue (note 18)	2,309	1,463
Sales	9,774	9,477
Cost of product sold	4,824	4,828
Research & development	2,592	2,587
Selling, general and administrative expense	4,281	5,262
Other operating expense (income)	(15)	181
Total operating expenses	11,682	12,858

Operating (loss)	(1,908)	(3,381)
Interest income (note 19)	94	92
Interest expense (note 19)	(520)	(367)
(Loss) before income taxes	(2,334)	(3,656)

Income taxes (benefit) (note 15)	(653)	(1,136)
Net (loss) for the year	(1,681)	(2,520)

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

Amounts in Thousands of Euros	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES (A)

Net (loss) for the year	(1,681)	(2,520)
Depreciation & Amortization	527	410
Changes in assets and liabilities:
Decrease in inventories	466	525
Decrease in trading account receivables	327	1,010
Decrease in other assets	345	129
Increase in accounts payable	6	2,548
Increase (Decrease) in other liabilities	(32)	24
Increase (Decrease) in accruals and provisions	(274)	71
Net cash (used in) provided by operating activities	(316)	2,197

CASH FLOWS FROM INVESTING ACTIVITIES (B)

Investments in property, plant and equipment	(159)	(161)
Investments in intangible fixed assets	(167)	(321)
(Increase) Decrease in financial fixed assets	(3)	10
Net cash used in investing activities	(329)	(472)

CASH FLOWS FROM FINANCING ACTIVITIES (C)

Increase in quotaholder loan	3,506	-
(Decrease) Increase in short term debt	(3,500)	-
Net cash provided by financing activities	6	-

(DECREASE) INCREASE IN CASH (A + B + C)	(639)	1,725

Cash and cash equivalents beginning of year	2,407	682
(Decrease) Increase in cash (A + B + C)	(639)	1,725
CASH AND CASH EQUIVALENTS END OF THE YEAR	1,768	2,407

The accompanying notes are an integral part of these financial statements.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 1—FORM AND CONTENT OF THE FINANCIAL STATEMENTS

The financial statements of Fidia Advanced Biopolymers S.r.l. (“FAB” or the “Company”) are prepared in accordance with current statutory legislation.

The accounting policies are consistent with the Italian Civil Code related to financial statements interpreted and integrated by the accounting principles established or adopted by the Italian Accounting Profession (collectively, “Italian Accounting Principles”).

Italian Accounting Principles differs in certain material respects from the U.S. generally accepted accounting principles (“U.S. GAAP”). The effects of these differences on quotaholders’ equity as of December 31, 2008 and 2007 and on the net loss for the years ended December 31, 2008 and December 31, 2007, respectively are set forth in note 21.

The financial statements and related notes are presented in a reclassified format, which differs from FAB’s financial statements and disclosures which are prepared in accordance with Italian legal requirements. The format presented does not result in any modification of the portions attributable to FAB quotaholders’ equity and net loss as reported on an Italian Accounting Principles basis. All amounts are in thousands of Euro (or “€”), unless otherwise specified.

The quotas of FAB are fully owned by Fidia Farmaceutici S.p.A..

The Company's current liabilities exceed current assets. Nevertheless the Company prepared its financial statements in accordance with the general principles of prudence and accruals-based accounting on a going concern basis. The parent company, Fidia Farmaceutici S.p.A., is committed to financially support the Company to ensure that it can continue as a going concern. Refer to note 14 for further information on such issue.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 2—ACCOUNTING POLICIES

The principal accounting policies applied by FAB according to Italian Accounting Principles, consistently with prior years, are as follows:

CASH

Cash is stated at nominal value.

ACCOUNTS RECEIVABLE AND PAYABLE

Receivables are stated at estimated realizable value through the specific provision for bad debts. Identified individual risks are accounted for through appropriate individual valuation adjustments, and general credit risks through general valuation adjustments of receivables. The Company generally does not require collateral for receivables subject to credit risk. Low-interest and non-interest bearing items with more than one year to maturity are not discounted. Payables are stated at nominal value.

FOREIGN CURRENCY TRANSACTIONS

Monetary assets and liabilities denominated in foreign currencies have been recorded at the exchange rate in effect at the date of the transaction; profit and losses on exchange rates are booked in the statement of operations on the day of collection or payment; assets and liabilities denominated in foreign currencies still outstanding at year-end are remeasured at the prevailing rate at the balance sheet date, and any resulting unrealized gains and losses are recorded in the statement of operations as interest income or expense, as appropriate.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

INVENTORIES

Inventory is stated at the average purchase or production cost. The cost of raw materials and finished goods is calculated using the weighted average cost method. The purchase costs of materials include not only their price, but also other costs directly related to the purchase. The costs of finished goods and semi-finished products include the costs of purchasing the materials as well as production costs, which mainly comprises labour, depreciation and other indirect production costs. Inventory is stated at market value through the provision for write-downs of inventory where necessary.

PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment are entered at purchase or construction cost, including any directly attributable charges. No voluntary re-valuations were performed and no interest expenses have been capitalized on the Property, Plant and Equipment.
Depreciation reflects the estimated useful life of the asset. The depreciation rates, which are the same as for the prior financial year, are as follow:

Rates
Property:
Light construction	10%
Generic plant	10%
Plant and machinery for slightly corrosive materials	12%

Equipment:
Sundry, small and laboratory equipment	40%
Ordinary office machines and furniture	12%
Electronic office machines and computers	20%
Cars, motor vehicles and similar	25%

Depreciation was calculated for assets entering into service during the financial year on the basis of the effective date the assets have been placed into use. Construction in progress is not depreciated.

The maintenance and repair costs are capitalized on the Property, Plant and Equipment only if they generate an effective increase in the useful life or operating functionality of the assets; otherwise they are expensed to the statement of operations as incurred.

Capital leases are included in property, plant and equipment if it is reasonably expected that upon expiry of the agreement the asset will be purchased. In these cases, an offsetting debt is included in the financial statements. The asset and the corresponding debt are stated at present value, which cannot exceed the related fair value. Capital leases are depreciated based on the same basis as the assets above.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

INTANGIBLE FIXED ASSETS

Intangible fixed assets are recorded at cost and amortized on a straight line basis over the period of expected future benefit. The Company applies the following amortization rates:
-     licenses, industrial patents and rights to use intellectual property – 33%;
-     trademarks – 6%.
Leasehold improvements are amortized on a straight line basis over the period of renting.

WRITE-DOWN OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets for any permanent impairment in value when appropriate. Long-lived assets (property, plant and equipment, intangible fixed assets, including goodwill, and equity investments) are written-down when there is a permanent impairment. The lower value is not maintained in subsequent financial statements if the underlying assumptions which gave rise to impairment are no longer applicable. A write-down is recognized when the recoverable value of an asset is below its net book value and, in accordance with Article 2426, paragraph 1, item 3 of the Italian Civil Code, the amount of the write-down is the difference between the recoverable value and the net book value. No impairment has been recorded in the accompanying financial statements for the years ended December 31, 2008 and 2007.

EMPLOYEE TERMINATION INDEMNITIES

Employee termination indemnities are determined in accordance with the relevant current laws. The amount of employee termination indemnities shown in other liabilities within the balance sheets reflects the total amount of the indemnities, net of any advances taken, that each employee of the Italian companies would be entitled to receive if termination were to occur as of the respective balance sheet dates.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

PROVISIONS FOR RISKS AND CHARGES

Provisions for risks and charges are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. This provision also includes the item "agents retirement and equivalent obligations", an accrual for the indemnities due to sales agents upon termination, wherein provisions are set aside in case the Company should be required to pay the agent. These accruals are estimated based on the value of the sales generated by each agent.

RECOGNITION OF REVENUES AND EXPENSES

Revenues and expenses are recorded on the accrual basis.

Revenues are recorded in the statement of operations when title of ownership passes to the customer, which is generally at the point of shipment for foreign customers and at the time the goods are delivered for Italian customers. Expenses are also recognized on an accrual basis, with amounts recognized in the statement of operations based on when the goods and or services are received, regardless of payment terms in advance or after the receipt of the goods or services.

GRANTS RELATED TO INCOME

Grants related to income are taken to the profit and loss account when the Company becomes reasonably certain that it will receive them under specific contractual agreements with the granting body.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

INCOME TAXES

Current income taxes are computed on the basis of the estimated income tax charge according to the tax laws in force in Italy; the related income tax payable is shown net of payments on account, withholding taxes and tax credits in “Taxes payable”. Any net receivable position is shown in “Other current assets”.

The Company recognizes deferred income tax assets and liabilities that are determined under the liability method. Deferred income taxes represent the tax effect of temporary differences between the tax and financial reporting bases of assets and liabilities, using enacted tax rates, and the expected future benefit of net operating loss carry-forward. The tax benefit of tax loss carry-forwards is recorded only when there is a reasonable certainty of realization.

Deferred tax assets and deferred tax liabilities are offset whenever allowed by local Italian tax laws.

USE OF ESTIMATES

The preparation of financial statements in accordance with Italian Accounting Principles requires the Company to make estimates and assumptions that affect the reported carrying amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recognized during the reporting periods. Actual results could differ from those estimated.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 3—CASH

Amounts in thousands of Euros	As of December 31,
	2008	2007

Bank and postal accounts	1,240	1,213
Foreign bank accounts	525	1,191
Cash on hand	3	3
	1,768	2,407

Bank accounts in foreign currency (USD 730 and USD 1,753 respectively for the fiscal year 2008 and 2007) were translated at the year-end 2008 rates of 1.3917 USD to 1 Euro and 1.4721 USD to 1 Euro in 2007.

Reference should be made to the cash flow statement for information on the variation in liquid funds.

NOTE 4—ACCOUNTS RECEIVABLE

Trade accounts receivables from customers are detailed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Trade receivables – third parties	4,876	6,308
Trade receivables – from associates	296	296
Trade receivables – from parent	2,333	1,295
	7,505	7,899
Allowances	(174)	(241)
	7,331	7,658

Trade receivables entirely relate to trade transactions; they include invoices already issued and invoices to be issued.

Receivables in other currencies are recorded at the year-end exchange rate and amount to USD 1,748 and USD 1,052 respectively for the fiscal year 2008 and 2007.

The accounts receivable related to a customer who constitutes more than 10% of the total accounts receivable balance were €801 and €477 respectively for the fiscal year 2008 and 2007.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 5—INVENTORIES

Amounts in thousands of Euros	As of December 31,
	2008	2007

Raw materials and supplies	157	219
Finished products	750	1,154
Obsolescence reserve	(70)	(70)
	837	1,303

Raw materials include materials used in production (mainly hyaluronic acid). Packing and packaging materials are included in this item. Finished products include stock of Company’s production.
The provision for obsolescence reserve, unchanged on the previous year, is as a result of the analyses of the recoverability of items in inventory at year end.

NOTE 6—OTHER CURRENT ASSETS

Other current assets include the following at December 31, 2008 and 2007:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Tax receivables	1,189	1,183
Other receivables	1,539	1,879
Prepayments and accrued income	17	8
	2,745	3,069

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

Tax receivables may be analyzed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

IRPEG and related SINAX interest	-	2
VAT Italy	1,044	1,034
VAT on German purchases	3	2
VAT on UK purchases	1	2
VAT on Austrian purchases	2	2
Withholdings	26	29
IRAP	113	112
	1,189	1,183

Receivables from others may be analyzed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

BRITE and PNR grants	1,395	1,617
Payments on account to suppliers	103	224
Other	41	38
	1,539	1,879

Receivables from others show a net decrease of €340 mainly due to the collection of €1,061 thousand in BRITE (Basic Research in Industrial Technologies for Europe) and PNR (National Research Plan) grants, since the Company collected BRITE and PNR grants of €1,061 during the year, while grants for €742 were reported.

These grants are recognized when the Company becomes reasonably certain of its right to receive them. Subsequent collection depends on the timing of the reporting of the related costs to the granting body their approval. Based on historical experience, these reports are settled depending on the tests and inspections conducted by the relevant authorities.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

Prepayments and accrued income may be analyzed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Insurance premium	13	4
Services	4	4
	17	8

They relate to income and charges pertaining to periods before or after the related accounting entry and/or document date. They relate to more than one year and are accrued or deferred over time, regardless of when the amount is collected or paid.

NOTE 7—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Plant and machinery	851	851
Industrial and commercial equipment	2,364	2,157
Other assets	394	475
Construction in progress	-	50
	3,609	3,533
Less accumulated depreciation	(3,345)	(3,263)
	264	270

Total depreciation expenses were equal to €165 in 2008, €148 in 2007.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 8—INTANGIBLE FIXED ASSETS

Amounts in thousands of Euros	As of December 31,
	2008	2007

Industrial patents and similar rights	744	932
Licenses, trademarks and similar rights	51	44
Assets under development	1,197	1,142
Other	155	224
	2,147	2,342

Industrial patents and similar rights include:
-	industrial patents and intellectual property rights, which reflect costs incurred into to register patents with the relevant authorities;
-	software licenses;
-
right to use research findings acquired in 2007 from the Tissue Tech Consortium; the total amount of €803 was amortized by €161 during the same year. With the acquisition of this know-how, FAB has brought its own cell-derived products up to the new EU standards under which these products are classified as drugs.

Licenses, trademarks and similar rights reflect registration cost for trademarks.
Assets under development include the following:
-
€315 related to costs (for third party consultancy and internal personnel expenses) incurred into in 2004 to participate in the “STEPS – A System Approach to Tissue Engineering Products and Processes” project funded by the EU. The budget for this project amounts to roughly €22 million, approximately €13 million of which was funded by the EU. The agreement for the project signed on 24 March 2005 provides for a four-year term and Fidia Advanced Biopolymers S.r.l. is the coordinator of a group of 23 partners (6 industrial partners and 17 academic partners). The aim of this project is to integrate multi-disciplinary and fragmented applications to a structured system that facilitates development of tissue engineering. Costs capitalized will be amortized from the year of the project’s completion and over the duration of the project itself;

-
the residual €882 relates to costs incurred into during the current and previous years for the patent registration (patents for which applications have been filed but registration has not yet been obtained). These costs will be amortized from the date of the obtaining patent registration and relate to some of the research activities on polymers deriving from natural sources and biomaterials.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

Other intangible fixed assets include costs incurred into to restructure the rooms of the “Tissue Tech” service in accordance with GMP regulations (€155).

Amortization expenses were equal to €362 in 2008, €262 in 2007.
NOTE 9—FINANCIAL DEBT

Amounts in thousands of Euros	As of December 31,
	2008	2007

Quotaholder loan	3,506	-
Unsecured loan payable	-	3,500
	3,506	3,500

On June 16, 2008 the loan with bank Cassa di Risparmio del Veneto was extinguished by the loan granted by the parent company. Annual interest expenses are calculated at an interest rate equal to the Euribor of the period (3/6 months) + 1.70 points struck on the last working day of each period, expiring in 12 months and renewable for the other 12 months.

Interest expense during 2008 and 2007 were €116 and €194 respectively.

No amounts were capitalized in property, plant and equipment.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 10 – ACCOUNTS PAYABLE

Amounts in thousands of Euros	As of December 31,
	2008	2007

Payments on account for research and training	1,273	982
Trade payable	793	1,009
Accounts payable	2,066	1,991
Amounts payable to parent	7,458	9,527
	9,524	11,518

Payments on account for research and training refer to EU in connection with projects relating to the research and development of biocompatible materials. The EU covers a percentage of costs incurred for these projects. As coordinator, the Company is responsible for providing the EU with annual reports on the research projects, including on behalf of other participants.

The following projects are in progress:
NMP3-LA-2008-213904 (Disc Regeneration)
NMP3-2005-500465 (Steps).

Trade payables may be analyzed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Suppliers and advisors – Italy	505	656
Suppliers and advisors – abroad	70	130
Invoices to be received – Italy	188	168
Invoices to be received – abroad	30	55
	793	1,009

These amounts relate to payables from usual business activities.

Amounts payable to the parent arise on purchases of products, goods and services totaling €7,458 as of December 31, 2008 and €9,527 as of December 31, 2007 from Fidia Farmaceutici S.p.A., the parent company. The transactions are governed by specific agreements reflecting current market conditions. The decrease over previous year is mainly due to the waiver, announced by the parent, of the receivables due from Fidia Advanced Biopolymers S.r.l., to cover the losses for 2007 (see comments in the note 14 “Quotaholders’ equity”).

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 11 - OTHER ACCRUED LIABILITIES

Other accrued liabilities are composed of the following items as of December 31, 2008 and 2007:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Social security contributions	167	179
Wages and salaries accruals	232	178
Board of directors compensations	29	36
Pension and similar provision	38	48
Other accruals in the ordinary course of business	40	118
	506	559

Social security contributions may be analyzed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

INPS (National Institute for Social Contribution)	94	122
INPS for 10% contributions	1	1
INPS for deferred remuneration	70	53
Enasarco and other payable	2	3
	167	179

The caption pension and similar provisions reflects the liability for agents’ termination indemnities. It is accrued in accordance with the relevant national contracts for agents.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 12—OTHER LIABILITIES

Other liabilities are summarized as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Employee termination indemnities (Note 13)	513	724
Other	38	48
	551	772

NOTE 13 - EMPLOYEE TERMINATION INDEMNITIES

Under Italian labour laws and regulations all employees are entitled to an indemnity upon termination of their employment relationship for any reason. The provision is calculated on a pro-rata basis during the employment period and is based on the individuals’ salary. The vested benefit payable accrues interest, and employees can receive advances thereof in certain specified situations, as defined in the applicable labour contract regulations. Termination indemnities reflect the total amount of the indemnities, net of any advances taken, that each employee would be entitled to receive if termination were to occur as of the balance sheet date.

This caption underwent the following variations during the year:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Balance at the beginning of the year	724	737
Drawing for termination of employment and advances on severance payments	(333)	(127)
Provisions set aside for the year	160	190
Portion allocated to INPS treasury fund	(38)	(76)
Balance at the end of the year	513	724

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 14 - QUOTAHOLDERS’ EQUITY

Quotaholders’ equity consisted of the following:

Amounts in thousands of Euros	Quota Capital	Retained earnings and reserves	Result	Total

Balance as of December 31, 2005	1,849	3,104	102	5,056
Increase of retained earnings		102	(102)
Result 2006			(1,831)
Balance as of December 31, 2006	1,849	3,206	(1,831)	3,224
Coverage of prior year loss		(1,831)	1,831
Result 2007			(2,520)
Balance as of December 31, 2007	1,849	1,375	(2,520)	704
Waiver of trade receivables by the parent company		2,000
Coverage of prior year loss		(2,520)	2,520
Result 2008			(1,681)
Balance as of December 31, 2008	1,849	855	(1,681)	1,023

The quotaholders’ capital amounting to €1,849 is fully owned by Fidia Farmaceutici S.p.A., a company of P&R Group.

As of December 31, 2007 the retained earnings and reserves include the following amounts:

•	reserve for future quota capital increases of €1,028;

•	statutory legal reserve of €347;

As of December 31, 2008 the retained earnings and reserves include the following amounts:

•	reserve for future quota capital increases of €508;

•	statutory legal reserve of €347.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

As parent and sole quotaholder, Fidia Farmaceutici S.p.A., during the quotaholders’ meeting held on April 23, 2009, has decided to financially support the Company by the partial forgiveness of trade receivables for an amount of €1,600 enabling the Company to cover the net loss for the year ended December 31, 2008. Accordingly, the circumstances provided for by article 2446 of the Italian Civil Code do not apply. Fidia Farmaceutici S.p.A. has formally renewed its commitment to further support the Company to ensure its ability to continue as a going concern. In such view, Fidia Farmaceutici S.p.A. announced on December 30, 2009 a further waiver of its loan to the Company for an amount of €2,980 as stipulated in the Share purchase agreement (SPA) signed with Anika Therapeutics Inc. for the sale of the Company.

NOTE 15 - INCOME TAXES

The provision for income taxes consisted of the following for the years ended December 31, 2008 and 2007:

	Year ended December 31,
	2008	2007

Current tax benefit	(675)	(1,152)
Deferred tax expense	22	16
Total income tax benefit	(653)	(1,136)

At December 31, 2008, the positive balance of €653 relates to the €675 tax benefit achieved by transferring the tax base of €2,455 for IRES (national corporate income tax) purposes to the parent, net of deferred tax charge of €22.

During 2007, the Company renewed the national tax consolidation agreement with the parent, pursuant to article 117 and following articles of the Consolidated Income Tax Act (TUIR). The agreement is effective from 2007 to 2009 and, therefore, includes the years under examination. Pursuant to this agreement, the Company’s tax receivables for IRES (regional tax on productive activities) purposes are disclosed in the balance sheet and these notes, as receivables from the parent.

There is no taxable profit for IRAP purposes in 2008.

To calculate taxable profit for IRES purposes, the most significant positive timing and permanent differences considered are roughly €153, mainly due to exchange rate differences, non-deductible prior year expense, non-deductible costs related to Company’s cars and non-deductible costs for utilities, while the negative differences amount to total approximately €273, mainly due to the deductible portion of prior year entertainment expenses, non-taxable prior year income, costs that are deductible in the year of payment, and tax-exempt research and development grants.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

Deferred tax assets are detailed as follows:

The DTA arises from the deductible portion of entertainment expenses and obsolescence provision that will reverse against future taxable profit.

Taxes payable are detailed as follows:

Amounts in thousands of Euros	As of December 31,
	2008	2007

Current
Withholdings on employees’ payslips	59	94
Withholdings applied	3	1
Government concession tax	6	5
	68	100

NOTE 16 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2008 and as of December 31, 2007 these include a surety of €21 given to the Tissue Tech Consortium to cover the advance guaranteeing VAT refunds claimed and a surety of €28  given to the University of Pisa (Italy) to secure the loan for a scholarship.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 17 - PRODUCT REVENUE

Product revenues broken down by geographic area are shown below:

Amounts in thousands of Euros	Year ended December 31,
	2008	2007

Italy	3,065	3,675
Abroad	4,400	4,339
	7,465	8,014

Product revenues by individual significant country are as follows:

Amounts in thousands of Euros	Year ended December 31,
	2008	2007

Italy	3,065	3,675
Europe	1,607	1,469
USA	1,903	2,398
Asia	525	312
Other	365	160
	7,465	8,014

Only one customer makes revenues for the 20% and 23% of the total revenues respectively for the fiscal year 2008 and 2007 respectively.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 18 – LICENSING, MILESTONE AND CONTRACT REVENUE
Licensing, milestone and contract revenue are detailed as follows:

Amounts in thousands of Euros	Year ended December 31,
	2008	2007

Grants	742	630
Other revenues	1,567	833
	2,309	1,463

Grants related to income of the BRITE projects approved by the EU.

Other revenues include, for the year ended December 31, 2008, €1,300 relating to the sale of rights to the parent for obtaining EU certification to market OBL (Own Brand Labelled) products. This fee was calculated in accordance with the profit expectations of the products in agreement with the parent and is therefore in line with market value. An amount of  €500 was accounted for the year ended December 31, 2007 due to the transfer of a commercial license and know-how to TiGenix NV, an important European partner for the development and commercialization of Hyalograft® C in the US and other European countries.

NOTE 19 - INTEREST INCOME AND EXPENSE
Interest income and expenses are detailed as follows

Amounts in thousands of Euros	Year ended December 31,
	2008	2007

Interest expense on financial debt	116	194
Interest expense on payables to parent company	308	173
Interest expense on bank accounts	96	-
Interest income on bank accounts	(94)	(92)
	426	275

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 20 - OTHER INFORMATION

a)           Related party transactions

The Company enters into transactions with affiliates and various related parties. The related party transactions relate to transactions between FAB and the P&R Group’s affiliates as well as the members of the Board of Directors and the companies in which they hold corporate office or significant responsibility. All transactions occurred at market conditions.

The following related party transactions are reflected in the statement of operations for the year ended December 31, 2008 and 2007 (net of VAT):

Amounts in thousands of Euros	2008		2007
	Sales	Expenses	Sales	Expenses	Nature of Transactions
Related Party
Fidia farmaceutici S.p.A.	1,885		173		A
Fidia farmaceutici S.p.A.		(2,945)		(3,137)	B
Fidia farmaceutici S.p.A.		(1,058)		(1,208)	C
Fidia farmaceutici S.p.A.		(116)		-	D
Fidia farmaceutici S.p.A.		(308)		(173)	D
Fidia farmaceutici S.p.A.		(668)		(656)	E
Fidia farmaceutici S.p.A.		(427)		(368)	F
Consortium Tissue Tech			203	(64)	G
Total	1,885	(5,522)	376	(5,606)

A - Sales and other revenue
B - Purchases of raw materials and other product
C - Administrative expenses and miscellaneous expenses;
D - Financial loan and interest expenses
E - Rent payments
F - Royalties
G - Transaction in R&D Activities

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

The following related party transactions are reflected in the assets and in the liabilities as of December 31, 2008 and 2007:

Amounts in thousands of Euros	2008		2007
	Receivables	Payables	Receivables	Payables	Nature of Transactions
Related Party
Fidia farmaceutici S.p.A.	675		1,152		A
Fidia farmaceutici S.p.A.		3,506			B
Fidia farmaceutici S.p.A.	1,658	7,458	143	9,527	C
Consortium Tissue Tech	296		296		D
Total	2,629	10,964	1,591	9,527

A - Tax credit
B - Loan
C - Trading and provision of services
D - Transaction in R&D Activities

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

NOTE 21 — RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

The Company's accounting policies for financial reporting in accordance with Italian Accounting Principles differ in certain material respects from accounting principles generally accepted in the United States ("US GAAP"). Significant differences, which have an effect on Net (Loss) and Quotaholders' Equity, are described below:

(A) Accounting for intangible assets – R&D costs – The Company acquired, on a regular basis and in accordance with an agreement dated April 4, 1999, the results of R&D activities performed by the Consortium Tissue Tech, an associated company. In the financial statements these R&D costs have been capitalized and classified as assets under development when acquired and as industrial patents and similar rights when completed.
Under SFAS 2 “Accounting for Research and Development Costs” all research and development costs shall be charged to expense when incurred. The reconciliation below includes the decrease in net equity and the effect on profit and loss as a consequence of the accounting treatment under US GAAP. For the tax effect related to this reconciliation item refer to letter (D) below.

(B) Accounting for intangible assets – IPR&D – In 2004 FAB included an amount of € 315 in assets under development in connection with costs (third part consultancy and internal personnel costs) for participating in the "STEPS Project" (A System Approach to Tissue Engineering Products and Processes). Under SFAS 142 “Goodwill and Other Intangible Assets” and APB Opinion No. 17, costs of internally developing intangible assets that are not specifically identifiable, that have indeterminate lives, or that are inherent in a continuing business shall be recognized as an expense when incurred. The following reconciliation includes the decrease in net equity as a consequence of the accounting treatment under US GAAP. For the tax effect related to this reconciliation item refer to letter (D) below.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

(C) Accounting for license fee – On January 10, 2007, the Company entered into a license agreement with TiGenix NV, a late-stage biomedical company incorporated in Belgium. Pursuant to such agreement FAB granted to TiGenix NV an exclusive license to sell a combination product utilizing one of FAB’s products for a period of twenty years. The agreement provided for a license fee of €500 in favor of the Company at the signing of the agreement. Such amount has been received by the Company on February 9, 2007.
Under SAB No.104, Topic 13, Revenue Recognition (SAB Topic 13A1), license fee revenue should be recognized in a manner consistent with the nature of the transaction and the earning process.
Since FAB recognized the entire amount of the license fee in its profit and loss account for 2007, the following reconciliation includes the increase of the loss relating to the deferral of such revenue through recognizing such revenue systematically over the period of the agreement. For the tax effect related to this reconciliation item refer to letter (D) below.

(D) Deferred Income taxes effects of item A, B and C above – In the accompanying reconciliation the US GAAP adjustments under the letters A, B and C above give rise to additional temporary differences between the tax basis of certain items and their reporting basis for US GAAP. However, under SFAS 109 "Accounting for Income Taxes" deferred tax assets are only recognized if it is determined that is it more likely than not that they will be realized. Accordingly, no deferred tax effect has been included in the accompanying reconciliation in respect of the above adjustments.

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

The following table summarizes the significant adjustments to the net (loss) which would be required if US GAAP had been applied instead of Italian Accounting Principles:

	Amounts in thousands of Euros	Net (Loss)	Net (Loss)
		2008	2007

	Amounts as per Italian Accounting Principles	(1,681)	(2,520)

A	Accounting for intangible assets – R&D costs	162	(64)
B	Accounting for intangible assets – IPR&D	-	-
C	Accounting for license fee	25	(475)
D	Deferred tax effect	-	-
	Amounts in accordance with US GAAP	(1,494)	(3,059)

The following table summarizes the significant adjustments to the quotaholders' equity which would be required if US GAAP had been applied instead of Italian Accounting Principles:

	Amounts in thousands of Euros	Quotaholders’ Equity	Quotaholders’ Equity (Deficit)
		2008	2007

	Amounts as per Italian Accounting Principles	1,023	704

A	Accounting for intangible assets – R&D costs	(641)	(803)
B	Accounting for intangible assets – IPR&D	(315)	(315)
C	Accounting for license fee	(450)	(475)
D	Deferred tax effect	-	-

	Amounts in accordance with US GAAP	(383)	(889)

Fidia Advanced Biopolymers S.r.l.
Financial Statements
As of and For the Years Ended December 31, 2008 and 2007

The following table summarizes the significant balance sheet reclassification that would be required if US GAAP had been applied instead of Italian Accounting Principles:

Amounts in thousands of Euros	2008	2007

Increase of Property, plant and equipment, net	155	224
Decrease of Intangible fixed assets, net	(155)	(224)

The above reclassification refers to leasehold improvements which under Italian Accounting Principles are classified as intangible fixed assets, which under US GAAP, should be classified under property, plant and equipment.

Abano Terme (Padua –Italy), March 12, 2010